EXHIBIT 99.1

                                 [LOGO OMITTED]
                   Universal Stainless & Alloy Products, Inc.
               600 Mayer Street o Bridgeville, Pennsylvania 15017

                                 CONTACTS: Richard M. Ubinger
                                           Vice President of Finance,
                                           Chief Financial Officer and Treasurer
                                           (412) 257-7606
FOR IMMEDIATE RELEASE
---------------------
                                           Comm-Partners LLC
                                           June Filingeri
                                           (203) 972-0186


  UNIVERSAL STAINLESS REPORTS SECOND QUARTER 2003 RESULTS IN LINE WITH FORECAST

     BRIDGEVILLE, PA, July 23, 2003 -- Universal Stainless & Alloy Products, Inc. (Nasdaq:USAP) today reported second quarter 2003 sales of $16.8 million and a net loss of $440,000, or $0.07 per diluted share. This compares to sales of $21.4 million, net income of $777,000 and diluted earnings per share of $0.12 reported in the comparable period of 2002.

     The 2003 second quarter results were in line with the Company's estimate reported April 23 and show sequential improvement over first quarter 2003 sales of $14.7 million and net loss of $583,000 or $0.09 per diluted share.

     Commenting on the results, President and CEO Mac McAninch stated: "We achieved our highest sales level in four quarters and cut our operating loss by half over the first quarter. Our service center sales were up 14% from the 2003 first quarter and 36% from the same period last year directly as a result of our expanded product capability through Dunkirk Specialty Steel and our leadership position in tool steel. While overall demand for aerospace and power generation products remains weak, we are concentrating on the repair segment of those markets. As a result, sales to forgers increased 44% over the first quarter."

     Mr. McAninch continued: "Industry conditions remain highly competitive, as economic recovery has not materialized in the majority of our markets. Despite this, we remain disciplined in our pricing while continuing to focus on reducing costs, increasing cash flow and maintaining a strong balance sheet."

USAP REPORTS SECOND QUARTER RESULTS IN LINE WITH FORECAST             - Page 2 -

Segment Review
--------------

     The Universal Stainless & Alloy Products segment had sales of $14.5 million and an operating loss of $255,000 for the second quarter of 2003, compared with sales of $20.9 million and operating income of $1.7 million in the same period of 2002. The higher second quarter 2002 sales mainly reflect a temporary benefit to commodity reroller sales resulting from tariffs imposed by President Bush on certain imported specialty steel products.

     Second quarter 2003 sales rose 17% over the $12.4 million reported in the first quarter of 2003 due mainly to a 35% increase in tool steel sales, a 37% increase in sales to forgers and a 39% increase in shipments of non-commodity reroll products to the Dunkirk Specialty Steel segment. The operating loss narrowed by 67% from the $774,000 reported in the 2003 first quarter due to a shift to higher margin products and higher utilization from the increased sales level.

     The Dunkirk Specialty Steel segment reported 2003 second quarter sales of $5.4 million and an operating loss of $374,000. This compares with sales of $2.2 million and an operating loss of $376,000 in the same period of 2002, which was during its early start-up phase and included the shipment of products that were purchased as part of its February 14, 2002 acquisition by the Company.

     In the first quarter of 2003, Dunkirk's sales were $4.8 million and the operating loss was $599,000. The improvement over the first quarter of 2003 reflects higher sales of finished bar products to service centers and OEMs.

Business Outlook
----------------

The following statements are based on the Company's current expectations. These statements are forward-looking, and actual results may differ materially.

     The Company estimates that third quarter 2003 sales will range from $15 to $19 million and that it will incur a net loss per diluted share of $0.07 to $0.12. In the third quarter of 2002, sales were $15.9 million and diluted earnings per share were $0.03. The following factors were considered in developing these estimates:

o The Company's total backlog approximated $13.0 million on June 30, 2003, as compared to $14.6 million at March 30, 2003.

o Demand for reroll and forging semi-finished products from the Universal Stainless & Alloy Products segment is expected to increase mainly through its focus on the aerospace and power generation repair markets.

o Sales from the Dunkirk Specialty Steel segment are expected to approximate $5 million in the 2003 third quarter, based on its June 30, 2003 backlog of $3.8 million. The Company remains committed to its pricing discipline with the result that Dunkirk Specialty Steel's sales are expected to remain at current levels given competitive industry conditions in response to the weak economic environment.

USAP REPORTS SECOND QUARTER RESULTS IN LINE WITH FORECAST             - Page 3 -

     The Company noted that it is in compliance with its amended financial covenants with PNC Bank through June 30, 2003. The Company also noted that it has reached a tentative agreement with PNC Bank to replace certain financial covenants with an asset-based funding formula.

     Mr. McAninch concluded, "Our business will remain competitive and challenging given the weak economy. We are taking all possible steps to fully regain our footing and return to profitability. In this regard, we have added John DeSanzo as General Manager of the Bridgeville operation. John has nearly 30 years of industry experience and is hard at work evaluating and improving our processes and utilization at Bridgeville to improve on-time deliveries and reduce costs. We will continue to focus on strengthening Universal Stainless and the value we offer our customers as we position ourselves for better economic conditions."

Webcast
-------

     A simultaneous Webcast of the Company's conference call discussing the 2003 second quarter and the third quarter outlook, scheduled at 10:00 a.m. (Eastern) today, will be available on the Company's website at www.univstainless.com, and thereafter archived on the website. A telephone replay of the conference call will be available beginning at 12:00 noon (Eastern) today, continuing through July 30th. It can be accessed by dialing 706-645-9291, passcode 1481049. This is a toll call.

About Universal Stainless & Alloy Products, Inc.
------------------------------------------------

     Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, Pa., manufactures and markets a broad line of semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company's products are sold to original equipment manufacturers, service centers, forgers, rerollers and wire redrawers.

Forward-Looking Information Safe Harbor
---------------------------------------

     Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among others, risks associated with the limited operating history of Dunkirk Specialty Steel LLC, risks associated with the Company's ability to meet its current loan covenants, risks associated with the receipt, pricing and timing of future customer orders, risks related to the financial viability of customers, risks associated with the manufacturing process and production yields, and risks related to property, plant and equipment. Certain of these risks and other risks are described in the Company's filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

                           - FINANCIAL TABLES FOLLOW -

                   UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

                              FINANCIAL HIGHLIGHTS
              (Dollars in thousands, except per share information)
                                   (Unaudited)

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                            For the Quarter Ended                  For the Six-Months Ended
                                                                    June 30,                                 June 30,
                                                                    --------                                 --------
                                                       2003                2002                  2003               2002
                                                       ----                ----                  ----               ----
Net sales                                             $16,837             $21,422               $ 31,537            $39,018
Cost of products sold                                  15,941              18,574                 30,621             32,819
Selling and administrative expenses                     1,525               1,537                  2,918              2,910
                                                      -------             -------               --------            -------
Operating income (loss)                                 (629)               1,311                (2,002)              3,289
Interest expense                                         (94)               (118)                  (189)              (228)
Other income                                               23                  31                     50                 62
                                                      --------            -------               --------            -------
Income (loss) before taxes                              (700)               1,224                (2,141)              3,123
Income tax provision (benefit)                          (260)                 447                (1,118)              1,140
                                                      -------             -------               --------            -------
Net income (loss)                                     $ (440)             $   777               $(1,023)            $ 1,983
                                                      =======             =======               ========            =======

Earnings (loss) per share - Basic                     $(0.07)             $  0.13               $ (0.16)            $  0.32
                                                      =======             =======               ========            =======
Earnings (loss) per share - Diluted                   $(0.07)             $  0.12               $ (0.16)            $  0.32
                                                      =======             =======               ========            =======

Weighted average shares of
Common Stock outstanding
      Basic                                         6,284,699           6,176,813              6,284,669           6,127,043
                                                    =========           =========              =========           =========
      Diluted                                       6,285,895           6,253,245              6,285,757           6,182,916
                                                    =========           =========              =========           =========


--------------------------------------------------------------------------------------------------------------------------------
                     BUSINESS SEGMENT AND OTHER INFORMATION
Net sales
     Universal Stainless & Alloy Products            $ 14,499            $ 20,882              $  26,900           $ 38,520
     Dunkirk Specialty Steel                            5,395               2,173                 10,179              2,379
     Intersegment                                     (3,057)             (1,633)                (5,542)            (1,881)
                                                     --------            --------              ---------           --------
         Consolidated net sales                      $ 16,837            $ 21,422              $  31,537           $ 39,018
                                                     ========            ========              =========           ========
Operating income (loss)
      Universal Stainless & Alloy Products           $  (255)            $  1,687              $ (1,029)           $  4,171
      Dunkirk Specialty Steel                           (374)               (376)                  (973)              (882)
                                                     --------            --------              ---------           --------
      Total operating income (loss)                     (629)               1,311                (2,002)              3,289
Depreciation and amortization of fixed assets             741                 750                  1,547              1,500
Other income                                               23                  31                     50                 62
                                                     --------            --------              ---------           --------
EBITDA                                               $    135            $  2,092              $   (405)           $  4,851
                                                     ========            ========              =========           ========

Tons shipped                                            8,646              12,642                 16,059             20,988
                                                     ========            ========              =========           ========

                           CONSOLIDATED BALANCE SHEET
                             (Dollars in thousands)


                                                                     June 30,            December 31,
                                                                      2003                    2002
                                                                      ----                    ----

Cash                                                                $   6,037               $   3,308
Accounts receivable, net                                               12,347                  11,550
Inventory                                                              21,937                  22,717
Deferred taxes                                                          1,192                   1,127
Other current assets                                                    2,392                   2,454
                                                                    ---------               ---------
Current assets                                                         43,905                  41,156
Property, plant & equipment, net                                       40,687                  42,246
Other assets                                                              624                     642
                                                                    ---------               ---------
                                                                    $  85,216               $  84,044
                                                                    =========               =========
Accounts payable                                                    $   5,966               $   4,190
Bank overdrafts                                                           916                     275
Accrued employment costs                                                1,006                   1,019
Current portion of long-term debt                                       1,972                   1,971
Other current liabilities                                                 660                     163
                                                                    ---------               ---------
Current liabilities                                                    10,520                   7,618
Long-term debt                                                          6,560                   7,502
Deferred taxes                                                          8,333                   8,123
                                                                    ---------               ---------
Total liabilities                                                      25,413                  23,243
                                                                    ---------               ---------
Stockholders' equity                                                   59,803                  60,801
                                                                    ---------               ---------
                                                                    $  85,216               $  84,044

---------------------------------------------------------------------------------------------------------------
                                     CONSOLIDATED STATEMENT OF CASH FLOW DATA
                                         For the Six-Months Ended June 30,

                                                                        2003                    2002
                                                                        ----                    ----

Cash flow from operating activities                                 $   3,013               $   4,595
Cash flow due to investing activities                                   (191)                 (3,093)
Cash flow due to financing activities                                    (93)                   1,779
                                                                    ----------              ---------
      Net cash flow                                                 $   2,729               $   3,281
                                                                    =========               =========

                                      # # #
